Exhibit 16
                                                  __________

Alliance Government Reserves and Alliance Treasury Reserves
              Hypothetical Yield Computation


         1.   Add last seven days of dividends.

                                   Hypothetical
                   Date           Daily Dividend

                 XX/YY/97           a
                 XX/YY/97           b
                 XX/YY/97           c
                 XX/YY/97           d
                 XX/YY/97           e
                 XX/YY/97           f
                 XX/YY/97           g
                 Total:             h

         2. Divide total of last 7 days of dividends by 7 to get average daily dividend.

              h divided by 7 = i

         3. Take average daily dividend and multiply by 365 to get 7-day yield.

              i multiplied by 365 = A.AA%

         4. Take 7-day yield and compound over a 365-day period to obtain effective yield.

              ((A.AA% divided by 365)+1) compounded by 365 = B.BB%

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